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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Kaiser Aluminum Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Statement Supplement

Kaiser Aluminum Corporation

1550 West McEwen Drive, Suite 500

Franklin, Tennessee 37067

The following Notice of Change of Location relates to the proxy statement of Kaiser Aluminum Corporation (the “Company”), dated April 26, 2024, furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of stockholders to be held on Tuesday, June 11, 2024. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 21, 2024.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Kaiser Aluminum Corporation

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

May 21, 2024

Dear Stockholder:

We are providing this notice to inform you that Kaiser Aluminum Corporation has changed the location of its upcoming 2024 annual meeting of stockholders, to be held on Tuesday, June 11, 2024, at 9:00 a.m., Central Time, to:

Kaiser Aluminum Corporation

1550 West McEwen Drive, Suite 500

Franklin, Tennessee 37067

There is no change to the proposals to be presented to our stockholders for consideration at the annual meeting of the stockholders.

By Order of the Board of Directors

John M. Donnan
Executive Vice President, Chief Administrative
Officer and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 11, 2024: The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement for the 2024 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.envisionreports.com/kalu.